 Exhibit 99(a)

5 Sarnowski Drive, Glenville, New York, 12302	News Release

Subsidiary:	Trustco Bank	Nasdaq -- TRST

Contact:	Robert Leonard
Executive Vice President
(518) 381-3693

FOR IMMEDIATE RELEASE:

TrustCo Reports 12.8% Increase in Net Income for the Second Quarter of 2026
to $17 Million

Executive Snapshot:

Financial results:
●
Key metrics for the second quarter of 2026 compared to the second quarter of 2025:
■
Diluted earnings per share of $0.98 increased 24.1% compared to $0.79
■
Net interest income of $45.6 million, up 9.2% from $41.7 million
■
Net interest margin of 2.87%, up 16 basis points from 2.71%
■
Net income of $17.0 million increased 12.8% compared to $15.0 million
■
Average loans increased $197.5 million, or 3.8%
■
Average deposits increased $208.6 million, or 3.8%

●
Capital position and Stock Repurchase Program:
■
Book value per share as of June 30, 2026 was $38.53, up from $36.75 as of June 30, 2025
■
Purchased 10.5% of TrustCo outstanding common stock under the 2026 and 2025 Stock Repurchase Programs through the acquisition of over one million shares in the first half of 2026, following the purchase of one million shares in 2025, reinforcing a disciplined long-term capital allocation strategy
■
On pace to complete the repurchase of a total of three million shares, or 15.8%, of TrustCo common stock by the end of 2026

Glenville, New York – July 21, 2026

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced financial results for the second quarter of 2026 highlighted by a continued increase in net interest income and sustained loan and deposit growth across core lending and deposit categories. For the three months ended June 30, 2026, net interest income increased 9.2% year over year to $45.6 million. This was driven by the ongoing asset repricing across our loan portfolio at higher yields and effective execution of deposit growth and pricing strategies. For the three months ended June 30, 2026, net interest margin expanded to 2.87% from 2.71% in the prior year period. This resulted in second quarter 2026 net income of $17.0 million, or $0.98 diluted earnings per share, compared to net income of $15.0 million, or $0.79 diluted earnings per share, for the second quarter 2025; and net income of $33.3 million, or $1.89 diluted earnings per share, for the six months ended June 30, 2026, compared to net income of $29.3 million, or $1.54 diluted earnings per share, for the six months ended June 30, 2025.

During the second quarter of 2026, TrustCo recognized an $844 thousand unrealized gain on equity securities resulting from the conversion of Visa Class B-2 shares into a combination of Visa Class B‑3 and Visa Class C shares and the fair-value recognition of the Class C shares received. The Company had not sold the resulting Class C shares as of June 30, 2026. The Company originally obtained the Visa Class B shares in 2008. The strategic decision to retain the Class C shares and not sell them sooner, allowed the Company to avoid commissions and other expenses thus recognizing the full market value.

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Overview

Chairman, President, and CEO, Robert J. McCormick, said “We are very pleased to report another quarter of stellar results. As expected, we have seen favorable repricing in our loan portfolio that has contributed to improving net interest margin. We also have seen steady growth in loans and deposits – each of which is up 3.8% year over year. This kind of symmetry in loan and deposit growth represents the ongoing realization of one of our long-time business goals. We take the deposits that we gather and lend those funds right back out into the communities that we serve. We also are realizing success on our long-term capital allocation strategy which has seen the company repurchase two million shares over the past year and a half, and we are on pace to purchase another million shares by the end of this year, which would bring the total for 2025-2026 to nearly 16% of TrustCo’s outstanding shares. We also are pleased to announce that we have moved into the building that we repurposed into our regional corporate headquarters in historic Longwood, Florida, which speaks volumes about our commitment to that great state.”

Details

We have continued to see meaningful net income and net interest income improvement. Management expects these improvements to remain sustainable. The loan and investment portfolios of TrustCo Bank (the “Bank”) continue to reprice upward as lower yielding assets mature and are replaced with higher rate loan originations and investment purchases, driving steady improvement in overall asset yields. We believe that this ongoing repricing reflects disciplined loan production aligned with current market conditions. Complementing this, the Bank maintains a strong liquidity position, driven by deposit growth while decreasing funding costs which underscores the Bank's disciplined relationship banking strategy and the value customers place on stability and service. We believe that these factors position the Bank to generate continued net income and net interest income growth in the coming quarters and deliver long-term value to shareholders. Net interest income was $45.6 million for the second quarter of 2026, an increase of $3.8 million, or 9.2%, compared to the second quarter of 2025, driven by loan growth at higher interest rates and a decrease in interest expense. The net interest margin for the second quarter of 2026 was 2.87%, up 16 basis points from 2.71% in the second quarter of 2025. The yield on interest-earning assets increased to 4.27% in the second quarter of 2026, up 8 basis points from 4.19% in the second quarter of 2025. The cost of interest bearing liabilities decreased to 1.79% in the second quarter of 2026, down from 1.91% in the second quarter of 2025.

Average loans were up $197.5 million, or 3.8%, in the second quarter of 2026 over the same period in 2025. Average residential loans and Home Equity Credit Lines (HECLs), our primary lending focus, were up $142.0 million, or 3.2%, and $44.8 million, or 10.4%, respectively, in the second quarter of 2026 over the same period in 2025. Average commercial loans also increased $13.4 million, or 4.4%, in the second quarter of 2026 over the same period in 2025. Loan growth in the second quarter of 2026 remained steady, driven by continued strength in core relationship lending. Credit quality metrics were stable. Following this period of sustained growth, TrustCo remains confident in the quality of its loan portfolio amid broader market concerns. We believe that our continued focus on strong underwriting within our loan portfolio and conservative lending standards positions us to manage credit risk effectively in the current environment. The consistent growth in the loan portfolio will likely enhance net interest income in the quarters ahead. Average deposits were up $208.6 million, or 3.8%, for the second quarter of 2026 compared to the second quarter of 2025, primarily as a result of an increase in time deposits, interest bearing checking accounts, and demand deposits. The Bank’s ongoing emphasis on relationship banking, combined with competitive product offerings and digital capabilities, has contributed to a broadening deposit base that supports ongoing loan growth and expansion.

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During the second quarter of 2026, the Bank remained focused on capital deployment and allocation, guided by a disciplined framework, with share repurchases continuing to serve as a key tool to enhance shareholder value. This reflects our confidence in the long-term strength of the franchise and our focus on capital optimization. For the six months ended June 30, 2026, TrustCo repurchased one million shares, or 5.6%, of TrustCo’s outstanding common stock under its previously announced stock repurchase program, which authorizes TrustCo to repurchase up to two million shares, or 11.1%, of TrustCo’s outstanding common stock in 2026. We continue to believe that our approach ensures every dollar of capital is working to generate solid returns, strengthen customer relationships, and enhance shareholder value. As of June 30, 2026, our equity to asset ratio was 10.05%, compared to 10.91% as of June 30, 2025. Book value per share as of June 30, 2026 was $38.53, up 4.8% compared to $36.75 as of a year earlier.

Asset quality remains strong and has been consistent over the past twelve months. TrustCo recorded a provision for credit losses of $650 thousand in the second quarter of 2026, flat compared to the same period in 2025. For the three months ended June 30, 2026, the provision for credit losses was the result of a provision for credit losses on loans of $1.0 million and a benefit for credit losses on unfunded commitments of $350 thousand. The ratio of allowance for credit losses on loans to total loans was 1.01% and 0.99% as of June 30, 2026 and June 30, 2025, respectively. The allowance for credit losses on loans was $54.1 million as of June 30, 2026, compared to $51.3 million as of June 30, 2025. Nonperforming loans (NPLs) were $21.8 million as of June 30, 2026, compared to $17.9 million as of June 30, 2025. NPLs were 0.40% and 0.35% of total loans as of June 30, 2026 and June 30, 2025, respectively. The coverage ratio, or allowance for credit losses on loans to NPLs, was 248.6% as of June 30, 2026, compared to 286.2% as of June 30, 2025. Nonperforming assets (NPAs) were $23.0 million as of June 30, 2026, compared to $19.0 million as of June 30, 2025. While NPLs increased modestly during the quarter, asset quality metrics remain stable and well covered by reserves, reflecting the Bank’s conservative underwriting standards.

A conference call to discuss second quarter 2026 results will be held at 9:00 a.m. Eastern Time on July 22, 2026.  Those wishing to participate in the call may dial toll-free for North America 1-833-461-5787, Meeting ID 562 250 806.  The call will also be audio webcast at https://events.q4inc.com/attendee/562250806. The webcast replay will be available for one year at the same link.

About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.5 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 132 offices in New York, New Jersey, Vermont, Massachusetts, and Florida as of June 30, 2026.

In addition, the Bank’s Wealth Management Department offers a full range of investment services, retirement planning and trust and estate administration services. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

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Forward-Looking Statements

All statements in this news release and the related earnings call that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future development, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our future performance, including our expectations regarding net income, net interest income and shareholder value for future quarters; the anticipated impact of our focus on underwriting within our loan portfolio and conservative lending standards; the expected impact of the continued repricing of our loan and investment portfolios, as well as our liquidity position, on our future net interest income and overall asset yields; the amount of shares that we expect to repurchase in 2026; and the anticipated effects of our capital management strategy, including our stock repurchase program. Forward-looking statements are based on management’s current expectations, as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Such forward-looking statements are subject to factors and uncertainties that could cause TrustCo’s actual results to differ materially from the views, beliefs and projections expressed in such statements. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement: future changes in interest rates; external economic factors, such as changes in monetary policy, ongoing inflationary pressures and continued elevated prices; exposure to credit risk in our lending activities; the risk of weakness in residential real estate markets; our increasing commercial loan portfolio; the sufficiency of our allowance for credit losses on loans to cover actual loan losses; our ability to meet the cash flow requirements of our depositors or borrowers or to meet our operating cash needs to fund corporate expansion and other activities; claims and litigation pertaining to fiduciary responsibility and lender liability; the enforcement of federal cannabis laws and regulations and its impact on our ability to provide services in the cannabis industry; our dependency upon the services of the management team; our disclosure controls and procedures’ ability to prevent or detect errors or acts of fraud; the adequacy of our business continuity and disaster recovery plans; the effectiveness of our risk management framework; the impact of any expansion by us into new lines of business or new products and services; the rising popularity of alternative financial products, including fintech platforms, cryptocurrencies, money market funds, and digital wallets; an increase in the prevalence of fraud and other financial crimes; the impact of severe weather events and climate change on us and the communities we serve, including societal responses to climate change; environmental, social and governance risks and their impact on our reputation and relationships; the chance of a prolonged economic downturn, especially one affecting our geographic market area; instability in global economic conditions and geopolitical matters, including as a result of the conflict between the United States (U.S.) and Iran, as well as volatility in financial markets; the chance of a downgrade in the credit rating of the U.S. government or a default by the U.S. government; the soundness of other financial institutions; U.S. government shutdowns; fluctuations in the trust wealth management fees we receive as a result of investment performance; the impact of regulatory capital rules on our growth; changes in laws and regulations, including changes in cybersecurity or privacy regulations; our compliance with laws designed to protect consumers, including the Community Reinvestment Act and fair lending laws; restrictions on data collection and use; our compliance with the USA PATRIOT Act, Bank Secrecy Act, and other laws and regulations that could result in material fines or sanctions; changes in tax laws; limitations on our ability to pay dividends; TrustCo Realty Corp.’s ability to qualify as a real estate investment trust; changes in accounting standards; competition within our market areas; consumers and businesses’ use of non-banks to complete financial transactions; our reliance on third-party service providers; the impact of data breaches and cyber-attacks; the development and use of artificial intelligence; the impact of a failure in or breach of our operational or security systems or infrastructure, or those of third parties; the impact of an unauthorized disclosure of sensitive or confidential client or customer information; the impact of interruptions in the effective operation of our computer systems; the impact of anti-takeover provisions in our organizational documents; the impact of the manner in which we allocate capital; the impact of the actions of activist shareholders; and other risks and uncertainties set forth in our public filings made with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the first quarter of 2026, our upcoming quarterly report on Form 10-Q for the second quarter of 2026, and future reports to be filed with the SEC. The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	6/30/2026		3/31/2026		6/30/2025
Summary of operations
Net interest income	$45,590		$44,708		$41,746
Provision for credit losses	650		950		650
Net gains on equity securities	844		-		-
Noninterest income, excluding net gains on equity securities	5,068		4,841		4,852
Noninterest expense	28,333		26,982		26,223
Net income	16,965		16,285		15,039

Per share
Net income per share:
- Basic	$0.98		$0.91		$0.79
- Diluted	0.98		0.91		0.79
Cash dividends	0.38		0.38		0.36
Book value at period end	38.53		38.32		36.75
Market price at period end	54.91		43.78		33.42

At period end
Full time equivalent employees	742		740		733
Full service banking offices	132		133		136

Performance ratios
Return on average assets	1.04%		1.02%		0.96%
Return on average equity	10.22		9.66		8.73
Efficiency ratio (GAAP)	55.01		54.46		56.27
Adjusted Efficiency ratio (1)	55.71		54.35		55.15
Net interest spread	2.48		2.44		2.28
Net interest margin	2.87		2.84		2.71
Dividend payout ratio	38.36		41.40		45.27

Capital ratios at period end
Consolidated equity to assets (GAAP)	10.05%		10.31%		10.91%
Consolidated tangible equity to tangible assets (1)	10.05%		10.30%		10.91%

Asset quality analysis at period end
Nonperforming loans to total loans	0.40%		0.41%		0.35%
Nonperforming assets to total assets	0.35		0.35		0.30
Allowance for credit losses on loans to total loans	1.01		1.00		0.99
Coverage ratio (2)	2.5	x	2.5	x	2.9	x

(1) Non-GAAP Financial Measure, see Non-GAAP Financial Measures Reconciliation.
(2) Calculated as allowance for credit losses on loans divided by total nonperforming loans.

Page | 5

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	06/30/26	06/30/25
Summary of operations
Net interest income	$90,298	$82,119
Provision for credit losses	1,600	950
Net gains on equity securities	844	-
Noninterest income, excluding net gains on equity securities	9,909	9,826
Noninterest expense	55,315	52,552
Net income	33,250	29,314

Per share
Net income per share:
- Basic	$1.89	$1.54
- Diluted	1.89	1.54
Cash dividends	0.76	0.72
Book value at period end	38.53	36.75
Market price at period end	54.91	33.42

Performance ratios
Return on average assets	1.03%	0.94%
Return on average equity	9.94	8.61
Efficiency ratio (GAAP)	54.74	57.16
Adjusted Efficiency ratio (1)	55.04	56.56
Net interest spread	2.47	2.24
Net interest margin	2.86	2.68
Dividend payout ratio	39.85	46.58

(1) Non-GAAP Financial Measure, see Non-GAAP Financial Measures Reconciliation.

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Interest and dividend income:
Interest and fees on loans	$58,757	$57,565	$56,886	$55,953	$54,557
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	111	149	350	599	614
State and political subdivisions	-	-	-	1	-
Mortgage-backed securities and collateralized mortgage obligations - residential	1,486	1,469	1,490	1,583	1,613
Corporate bonds	776	694	536	265	210
Small Business Administration - guaranteed participation securities	59	63	68	72	75
Other securities	7	8	8	7	8
Total interest and dividends on securities available for sale	2,439	2,383	2,452	2,527	2,520

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations - residential	44	47	50	52	54
Total interest on held to maturity securities	44	47	50	52	54

Federal Home Loan Bank stock	123	126	126	125	129

Interest on federal funds sold and other short-term investments	6,344	6,105	6,580	7,376	7,212
Total interest income	67,707	66,226	66,094	66,033	64,472

Interest expense:
Interest on deposits:
Interest-bearing checking	551	533	501	483	536
Savings	703	675	715	741	733
Money market deposit accounts	1,631	1,552	1,810	2,065	2,086
Time deposits	18,863	18,357	18,993	19,427	19,195
Interest on short-term borrowings	369	401	340	198	176
Total interest expense	22,117	21,518	22,359	22,914	22,726

Net interest income	45,590	44,708	43,735	43,119	41,746

Less: Provision for credit losses	650	950	400	250	650
Net interest income after provision for credit losses	44,940	43,758	43,335	42,869	41,096

Noninterest income:
Trustco Financial Services income	1,980	2,135	1,950	1,967	1,818
Fees for services to customers	2,487	2,340	2,192	2,429	2,266
Net gains on equity securities	844	-	-	-	-
Other	601	366	288	293	768
Total noninterest income	5,912	4,841	4,430	4,689	4,852

Noninterest expenses:
Salaries and employee benefits	13,047	12,219	12,242	12,727	11,876
Net occupancy expense	4,381	4,542	4,592	4,470	4,518
Equipment expense	2,082	2,022	2,219	1,938	1,918
Professional services	1,968	1,526	1,083	1,571	1,886
Outsourced services	2,704	2,700	2,100	2,492	2,460
Advertising expense	586	394	629	290	304
FDIC and other insurance	1,101	1,153	1,135	1,052	1,136
Other real estate expense, net	112	50	161	8	522
Other	2,352	2,376	2,549	1,694	1,603
Total noninterest expenses	28,333	26,982	26,710	26,242	26,223

Income before taxes	22,519	21,617	21,055	21,316	19,725
Income taxes	5,554	5,332	5,490	5,058	4,686

Net income	$16,965	$16,285	$15,565	$16,258	$15,039

Net income per common share:
- Basic	$0.98	$0.91	$0.85	$0.87	$0.79

- Diluted	0.98	0.91	0.85	0.86	0.79

Weighted average basic shares (in thousands)	17,304	17,813	18,275	18,755	18,965
Weighted average diluted shares (in thousands)	17,386	17,876	18,327	18,805	18,994

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CONSOLIDATED STATEMENTS OF INCOME, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	06/30/26	06/30/25
Interest and dividend income:
Interest and fees on loans	$116,322	$108,007
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	260	1,210
State and political subdivisions	-	-
Mortgage-backed securities and collateralized mortgage obligations - residential	2,955	3,096
Corporate bonds	1,470	470
Small Business Administration - guaranteed participation securities	122	156
Other securities	15	15
Total interest and dividends on securities available for sale	4,822	4,947

Interest on held to maturity securities:
Mortgage-backed securities-residential	91	111
Total interest on held to maturity securities	91	111

Federal Home Loan Bank stock	249	280

Interest on federal funds sold and other short-term investments	12,449	13,944
Total interest income	133,933	127,289

Interest expense:
Interest on deposits:
Interest-bearing checking	1,084	1,094
Savings	1,378	1,467
Money market deposit accounts	3,183	4,075
Time deposits	37,220	38,178
Interest on short-term borrowings	770	356
Total interest expense	43,635	45,170

Net interest income	90,298	82,119

Less: Provision for credit losses	1,600	950
Net interest income after provision for credit losses	88,698	81,169

Noninterest income:
Trustco Financial Services income	4,115	3,938
Fees for services to customers	4,827	4,911
Net gains on equity securities	844	-
Other	967	977
Total noninterest income	10,753	9,826

Noninterest expenses:
Salaries and employee benefits	25,266	23,770
Net occupancy expense	8,923	9,072
Equipment expense	4,104	3,862
Professional services	3,494	3,612
Outsourced services	5,404	5,160
Advertising expense	980	665
FDIC and other insurance	2,254	2,324
Other real estate expense, net	162	550
Other	4,728	3,537
Total noninterest expenses	55,315	52,552

Income before taxes	44,136	38,443
Income taxes	10,886	9,129

Net income	$33,250	$29,314

Net income per common share:
- Basic	$1.89	$1.54

- Diluted	1.89	1.54

Weighted average basic shares (in thousands)	17,557	18,992
Weighted average diluted shares (in thousands)	17,630	19,019

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
ASSETS:

Cash and due from banks	$44,503	$43,165	$50,569	$42,026	$45,218
Federal funds sold and other short term investments	652,136	724,943	679,858	653,530	668,373
Total cash and cash equivalents	696,639	768,108	730,427	695,556	713,591

Securities available for sale:
U. S. government sponsored enterprises	14,956	14,887	31,772	51,557	71,241
States and political subdivisions	9	9	9	18	18
Mortgage-backed securities and collateralized mortgage obligations - residential	203,601	205,209	206,290	215,466	221,721
Small Business Administration - guaranteed participation securities	10,153	10,796	11,710	12,330	12,945
Corporate bonds	73,804	69,137	59,932	39,800	29,943
Other securities	718	708	705	701	698
Total securities available for sale	303,241	300,746	310,418	319,872	336,566

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	3,842	4,097	4,339	4,593	4,836
Total held to maturity securities	3,842	4,097	4,339	4,593	4,836

Federal Reserve Bank and Federal Home Loan Bank stock	6,756	6,601	6,601	6,601	6,601

Loans:
Commercial	322,439	316,763	313,443	311,491	314,273
Residential mortgage loans	4,560,717	4,497,911	4,463,260	4,420,813	4,394,317
Home equity line of credit	484,197	464,887	464,201	447,235	435,433
Installment loans	9,882	10,617	11,556	12,231	12,678
Loans, net of deferred net costs	5,377,235	5,290,178	5,252,460	5,191,770	5,156,701

Less: Allowance for credit losses on loans	54,082	52,994	52,205	51,891	51,265
Net loans	5,323,153	5,237,184	5,200,255	5,139,879	5,105,436

Bank premises and equipment, net	42,273	41,071	40,707	39,718	38,129
Operating lease right-of-use assets	33,872	33,305	33,638	35,291	36,322
Other assets	115,137	116,767	114,315	107,514	106,894

Total assets	$6,524,913	$6,507,879	$6,440,700	$6,349,024	$6,348,375

LIABILITIES:
Deposits:
Demand	$824,717	$811,637	$814,908	$795,508	$784,351
Interest-bearing checking	1,089,746	1,078,520	1,077,141	1,025,582	1,045,043
Savings accounts	1,076,934	1,070,319	1,069,564	1,063,763	1,082,489
Money market deposit accounts	438,799	442,760	457,389	455,488	467,087
Time deposits	2,251,370	2,249,117	2,138,415	2,140,932	2,111,344
Total deposits	5,681,566	5,652,353	5,557,417	5,481,273	5,490,314

Short-term borrowings	108,382	112,930	120,054	97,749	82,370
Operating lease liabilities	36,361	35,920	36,391	38,180	39,350
Accrued expenses and other liabilities	42,595	35,756	40,249	39,809	43,536

Total liabilities	5,868,904	5,836,959	5,754,111	5,657,011	5,655,570

SHAREHOLDERS' EQUITY:
Capital stock	20,119	20,119	20,119	20,103	20,097
Surplus	261,283	260,808	260,333	259,980	259,490
Undivided profits	499,997	489,540	479,996	471,314	462,158
Accumulated other comprehensive income, net of tax	6,967	8,241	10,024	2,955	1,663
Treasury stock at cost	(132,357)	(107,788)	(83,883)	(62,339)	(50,603)

Total shareholders' equity	656,009	670,920	686,589	692,013	692,805

Total liabilities and shareholders' equity	$6,524,913	$6,507,879	$6,440,700	$6,349,024	$6,348,375

Outstanding shares (in thousands)	17,028	17,507	18,029	18,554	18,851

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$1,964	$1,968	$1,990	$292	$684
Real estate mortgage - 1 to 4 family	15,343	15,212	14,584	14,568	14,048
Installment	37	43	29	30	34
Total nonperforming loans	17,344	17,223	16,603	14,890	14,766
Other real estate owned	1,234	1,364	1,394	1,234	1,136
Total nonperforming assets	$18,578	$18,587	$17,997	$16,124	$15,902

Florida
Loans in nonaccrual status:
Commercial	$-	$-	$-	$-	$-
Real estate mortgage - 1 to 4 family	4,392	4,222	4,047	3,574	3,132
Installment	16	20	22	13	12
Total nonperforming loans	4,408	4,242	4,069	3,587	3,144
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$4,408	$4,242	$4,069	$3,587	$3,144

Total
Loans in nonaccrual status:
Commercial	$1,964	$1,968	$1,990	$292	$684
Real estate mortgage - 1 to 4 family	19,735	19,434	18,631	18,142	17,180
Installment	53	63	51	43	46
Total nonperforming loans	21,752	21,465	20,672	18,477	17,910
Other real estate owned	1,234	1,364	1,394	1,234	1,136
Total nonperforming assets	$22,986	$22,829	$22,066	$19,711	$19,046

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$-	$19	$-	$-	$-
Real estate mortgage - 1 to 4 family	(72)	(43)	(33)	(194)	(121)
Installment	(21)	11	(13)	(2)	18
Total net chargeoffs (recoveries)	$(93)	$(13)	$(46)	$(196)	$(103)

Florida
Commercial	$-	$(40)	$-	$-	$-
Real estate mortgage - 1 to 4 family	-	-	-	-	-
Installment	5	14	32	20	94
Total net (recoveries) chargeoffs	$5	$(26)	$32	$20	$94

Total
Commercial	$-	$(21)	$-	$-	$-
Real estate mortgage - 1 to 4 family	(72)	(43)	(33)	(194)	(121)
Installment	(16)	25	19	18	112
Total net (recoveries) chargeoffs	$(88)	$(39)	$(14)	$(176)	$(9)

Asset Quality Ratios

Total nonperforming loans (1)	$21,752	$21,465	$20,672	$18,477	$17,910
Total nonperforming assets (1)	22,986	22,829	22,066	19,711	19,046
Total net (recoveries) chargeoffs (2)	(88)	(39)	(14)	(176)	(9)

Allowance for credit losses on loans (1)	54,082	52,994	52,205	51,891	51,265

Nonperforming loans to total loans	0.40%	0.41%	0.39%	0.36%	0.35%
Nonperforming assets to total assets	0.35%	0.35%	0.34%	0.31%	0.30%
Allowance for credit losses on loans to total loans	1.01%	1.00%	0.99%	1.00%	0.99%
Coverage ratio (1)	248.6%	246.9%	252.5%	280.8%	286.2%
Annualized net (recoveries) chargeoffs to average loans (2)	(0.01)%	0.00%	0.00%	(0.01)%	0.00%
Allowance for credit losses on loans to annualized net chargeoffs (2)	N/A	N/A	N/A	N/A	N/A

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)  At period-end
(2)  For the three-month period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)
(Unaudited)	Three months ended			Three months ended
	June 30, 2026			June 30, 2025
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$14,980	$111	2.97%	$73,468	$614	3.34%
Mortgage backed securities and collateralized mortgage obligations - residential	220,507	1,486	2.68	244,628	1,613	2.62
State and political subdivisions	9	0	6.77	18	0	6.77
Corporate bonds	71,842	776	4.32	25,707	210	3.26
Small Business Administration - guaranteed participation securities	11,130	59	2.13	14,083	75	2.14
Other	711	7	3.94	697	8	4.59

Total securities available for sale	319,179	2,439	3.06	358,601	2,520	2.81

Federal funds sold and other short-term Investments	687,216	6,344	3.70	648,457	7,212	4.46

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	3,964	44	4.47	4,970	54	4.37

Total held to maturity securities	3,964	44	4.47	4,970	54	4.37

Federal Home Loan Bank stock	6,753	123	7.29	6,591	129	7.83

Commercial loans	319,748	4,505	5.64	306,373	4,261	5.56
Residential mortgage loans	4,529,147	46,665	4.12	4,387,181	43,236	3.94
Home equity lines of credit	473,705	7,385	6.25	428,933	6,830	6.39
Installment loans	9,864	202	8.19	12,523	230	7.35

Loans, net of unearned income	5,332,464	58,757	4.41	5,135,010	54,557	4.25

Total interest earning assets	6,349,576	$67,707	4.27	6,153,629	$64,472	4.19

Allowance for credit losses on loans	(53,380)			(50,777)
Cash & non-interest earning assets	220,854			204,006

Total assets	$6,517,050			$6,306,858

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,085,204	$551	0.20%	$1,039,242	$536	0.21%
Money market accounts	442,104	1,631	1.48	470,824	2,086	1.78
Savings	1,073,370	703	0.26	1,087,467	733	0.27
Time deposits	2,252,095	18,863	3.36	2,085,329	19,195	3.69

Total interest bearing deposits	4,852,773	21,748	1.80	4,682,862	22,550	1.93
Short-term borrowings	108,910	369	1.36	81,055	176	0.87

Total interest bearing liabilities	4,961,683	$22,117	1.79	4,763,917	$22,726	1.91

Demand deposits	816,688			777,956
Other liabilities	72,604			73,903
Shareholders' equity	666,075			691,082

Total liabilities and shareholders' equity	$6,517,050			$6,306,858

Net interest income		$45,590			$41,746

Net interest spread			2.48%			2.28%

Net interest margin (net interest income to total interest earning assets)			2.87%			2.71%

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL, Continued

(dollars in thousands)
(Unaudited)	Six Months Ended			Six Months Ended
	June 30, 2026			June 30, 2025
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$21,088	260	2.47%	$74,071	1,210	3.27%
Mortgage backed securities and collateralized mortgage obligations - residential	220,568	2,955	2.68	242,083	3,096	2.56
State and political subdivisions	9	-	6.77	18	0	6.77
Corporate bonds	67,708	1,470	4.34	32,823	470	2.86
Small Business Administration - guaranteed participation securities	11,433	122	2.14	14,540	156	2.15
Other	710	15	4.23	698	15	4.30

Total securities available for sale	321,516	4,822	3.00	364,233	4,947	2.72

Federal funds sold and other short-term Investments	678,636	12,449	3.70	631,148	13,944	4.46

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	4,089	91	4.48	5,101	111	4.35

Total held to maturity securities	4,089	91	4.48	5,101	111	4.35

Federal Home Loan Bank stock	6,677	249	7.46	6,549	280	8.55

Commercial loans	317,420	8,911	5.61	302,173	8,426	5.58
Residential mortgage loans	4,504,163	92,431	4.11	4,386,418	85,851	3.92
Home equity lines of credit	469,267	14,558	6.26	421,498	13,265	6.35
Installment loans	10,300	422	8.26	12,744	465	7.36

Loans, net of unearned income	5,301,150	116,322	4.40	5,122,833	108,007	4.22

Total interest earning assets	6,312,068	133,933	4.25	6,129,864	127,289	4.16

Allowance for credit losses on loans	(52,983)			(50,627)
Cash & non-interest earning assets	221,773			202,590

Total assets	$6,480,858			$6,281,827

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$1,072,787	1,084	0.20%	$1,038,733	1,094	0.21%
Money market accounts	446,303	3,183	1.44	469,952	4,075	1.75
Savings	1,070,121	1,378	0.26	1,088,408	1,467	0.27
Time deposits	2,222,120	37,220	3.38	2,069,998	38,178	3.72

Total interest bearing deposits	4,811,331	42,865	1.80	4,667,091	44,814	1.94
Short-term borrowings	112,672	770	1.38	82,125	356	0.87

Total interest bearing liabilities	4,924,003	43,635	1.79	4,749,216	45,170	1.92

Demand deposits	809,007			769,923
Other liabilities	73,151			76,308
Shareholders' equity	674,697			686,380

Total liabilities and shareholders' equity	$6,480,858			$6,281,827

Net interest income		90,298			82,119

Net interest spread			2.47%			2.24%

Net interest margin (net interest income to total interest earning assets)			2.86%			2.68%

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Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from total shareholders’ equity and total assets, respectively. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.  Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

Adjusted efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and non-interest fee income.  We calculate the efficiency ratio by dividing total non-interest expense as determined under GAAP by the sum of net interest income and total non-interest income as determined under GAAP.  We calculate the adjusted efficiency ratio by dividing total non-interest expenses as determined under GAAP, excluding other real estate expense, net, by the sum of net interest income and total non-interest income as determined under GAAP, excluding net gains on equity securities. We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.  Additionally, we believe this measure is important to investors looking for a measure of efficiency in our productivity measured by the amount of revenue generated for each dollar spent.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible equity as a percentage of tangible assets, and adjusted efficiency ratio to the most directly comparable GAAP measures is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands)
(Unaudited)
	6/30/2026	3/31/2026	6/30/2025
Tangible Equity to Tangible Assets

Equity (GAAP)	$656,009	$670,920	$692,805
Less: Intangible assets	553	553	553
Tangible equity (Non-GAAP)	$655,456	$670,367	$692,252

Total Assets (GAAP)	$6,524,913	$6,507,879	$6,348,375
Less: Intangible assets	553	553	553
Tangible assets (Non-GAAP)	$6,524,360	$6,507,326	$6,347,822

Consolidated Equity to Assets (GAAP)	10.05%	10.31%	10.91%
Consolidated Tangible Equity to Tangible Assets (Non-GAAP)	10.05%	10.30%	10.91%

		Three months ended			Six Months Ended
Efficiency and Adjusted Efficiency Ratios		6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025

Net interest income (GAAP)	A	$45,590	$44,708	$41,746	$90,298	$82,119
Non-interest income (GAAP)	B	5,912	4,841	4,852	10,753	9,826
Less: Net gains on equity securities	C	844	-	-	844	-
Revenue used for efficiency ratio (Non-GAAP)	D	$50,658	$49,549	$46,598	$100,207	$91,945

Total noninterest expense (GAAP)	E	$28,333	$26,982	$26,223	$55,315	$52,552
Less: Other real estate expense, net	F	112	50	522	162	550
Expense used for efficiency ratio (Non-GAAP)	G	$28,221	$26,932	$25,701	$55,153	$52,002

Efficiency Ratio (GAAP)	E/(A+B)	55.01%	54.46%	56.27%	54.74%	57.16%
Adjusted Efficiency Ratio (Non-GAAP)	G/D	55.71%	54.35%	55.15%	55.04%	56.56%

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